Exhibit 99.1

NEWS RELEASE

PRINCIPAL AFFILIATES

Annapolis Bank and Trust

Citizens National Bank

Farmers & Mechanics Bank

Fidelity Bank

Marshall National Bank and Trust

Mercantile Bank & Trust

Mercantile County Bank

Mercantile Eastern Shore Bank

Mercantile Mortgage Corporation

Mercantile Peninsula Bank

Mercantile Potomac Bank

Mercantile Southern Maryland Bank

The National Bank of Fredericksburg

Westminster Union Bank

FOR IMMEDIATE RELEASE

Summary:

Mercantile Bankshares Corporation Announces

Quarterly Cash Dividend

BALTIMORE, MARYLAND, December 13, 2005 - Edward J. Kelly, III, Chairman of the Board, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK) announced that, at a meeting held today, the Directors declared a quarterly dividend of $0.38 per share on the common stock, payable December 30, 2005, to stockholders of record as of December 23, 2005.

Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multibank holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of more than 238 offices and more than 250 ATMs.  The Investment & Wealth Management division has assets in excess of $46 billion, with management responsibility for more than $21 billion.  Additional information is available at www.mercantile.com.

Contact:

David E. Borowy

Investor Relations

410-347-8361

David.Borowy@Mercantile.com

Two Hopkins Plaza, Baltimore, Maryland 21201  |  Tel 410.237.5900  |  www.mercantile.com